                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              NATIONAL RECORD MART
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              NATIONAL RECORD MART
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                                     (LOGO)

                           NATIONAL RECORD MART, INC.
                               507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--SEPTEMBER 17, 1997

         Notice is hereby given of the Annual Meeting of Stockholders of National Record Mart, Inc. (the "Company"), which will be held at the James H. Reed Building, 435 Sixth Avenue, 9th Floor, Pittsburgh, Pennsylvania, at 9:30 a.m. (local time) on Wednesday, September 17, 1997, for the following purposes:

             (1)To elect five directors of the Company to serve until the next annual meeting and until their successors are chosen and qualified; and

             (2)To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        Only stockholders of record at the close of business on July 28, 1997 are entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote shall be available during the period of ten (10) days prior to the date of the Annual Meeting for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at 507 Forest Avenue, Carnegie, Pennsylvania.

        Your vote is important. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                                      By Order of the Board of Directors,

                                      /s/ LYNDA J. HUFFMAN
                                      --------------------
                                      LYNDA J. HUFFMAN
                                      Secretary

August 13, 1997

        IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

August 13, 1997

                           NATIONAL RECORD MART, INC.
                               507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 17, 1997

                              GENERAL INFORMATION

        This Proxy Statement is furnished to the stockholders of National Record Mart, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on September 17, 1997 and any adjournments thereof (the "Annual Meeting"). A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy will commence on August 13, 1997. The 1997 Annual Report to Stockholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for the fiscal year ending March 29, 1997 ("Fiscal Year 1997"), is enclosed herewith.

                            SOLICITATION OF PROXIES

        The shares represented by any proxy given pursuant to this solicitation will be voted at the Annual Meeting and, if a choice is specified on the proxy, will be voted in accordance with such specification. In the event no choice is specified on the proxy, the shares represented by such proxy will be voted FOR the nominees for directors set forth herein. So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and described herein and it is not anticipated that other matters will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote on the same in accordance with their discretion. Shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote ("broker non-votes"). However, if a broker or nominee limits on the proxy card the number of shares voted or indicates that the shares represented by a proxy card are not voted, such "non-votes" will not be voted and will not be counted as affirmative votes.

        A proxy may be revoked by the person giving it before it is voted by
(i) delivering to the Secretary of the Company, at the address listed at the beginning of this Proxy Statement, a written notice of revocation which must be signed in exactly the same manner as the proxy, (ii) filing with the Secretary of the Company a duly executed proxy which bears a later date or (iii) delivering the signed, written revocation to the Inspector of Elections at the Annual Meeting. Revocations and subsequent proxies will be honored only if received at the Company's offices on or before September 12, 1997 or delivered to the Inspector of Elections at the Annual Meeting prior to the convening thereof. Presence at the Annual Meeting alone will not revoke the proxy.

                         QUORUM AND TABULATION OF VOTES

         The Bylaws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of the Company. Votes at the Annual Meeting will be tabulated by the Secretary of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

                               VOTING SECURITIES

        The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). On the record date, July 28, 1997, 4,844,624 shares of Common Stock were outstanding. Each stockholder of record at the close of business on July 28, 1997 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented to the meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information as to the beneficial ownership of the Common Stock by (i) each nominee for director, current director and executive officer named in the Summary Compensation Table, (ii) each other person known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iii) all directors, nominees and executive officers of the Company as a group. The information in the table and the related footnotes pertaining to directors and executive officers is based upon data furnished to the Company by or on behalf of such persons. Unless otherwise indicated, each of the following stockholders has sole voting and sole investment power with respect to the shares beneficially owned by such stockholder.

                                                    Amount and Nature of             Percent
Name and Address of Beneficial Owner                Beneficial Ownership            of Class
------------------------------------                --------------------            --------
William A. Teitelbaum (1)                            1,139,498 (2)                    23.39%
Theresa Carlise (3)                                      7,000 (4)                      *
Irwin B. Goldstein (3)                                   4,900                          *
Larry K. Mundorf (3)                                    15,400 (4)                      *
Samuel S. Zacharias (3)                                 98,960 (5)                     2.03%
Michele A. Teitelbaum (1)                              309,800 (6)                     6.36%

All executive officers and directors as              1,267,258 (4)                    25.90%
a group (6 persons)

-------------
* Less than 1%

(1) Address is 16 Carlisle Drive, Old Brookville, New York 11545.

(2) Includes 153,950 shares held by the National Record Mart, Inc. Profit Sharing Plan and Trust of which Mr. Teitelbaum is trustee and as to which shares Mr. Teitelbaum has voting and investment power. Also includes 31,500 shares held by Remsen Partners, Ltd., an affiliate of Mr. Teitelbaum and includes 12,300 shares held by Mr. Teitelbaum's children, beneficial ownership of which shares is disclaimed. Excludes 309,800 shares owned by Mr. Teitelbaum's wife as to which shares Mr. Teitelbaum disclaims beneficial ownership.

(3) Address is c/o the Company, 507 Forest Avenue, Carnegie, Pennsylvania
    15106.

(4) Includes, for Ms. Carlise, 3,000 shares, and for Mr. Mundorf, 2,400 shares, in each case which may be acquired within 60 days of the date of this Proxy Statement through the exercise of stock options.

(5) Includes 97,690 shares held by REALSEARCH AG and Three Rivers Energy Corporation, affiliates of Mr. Zacharias.

(6) Does not include shares held by her husband, William A. Teitelbaum, as to which shares Mrs. Teitelbaum disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

         At the Annual Meeting, five directors will be elected to hold office (subject to the Company's By-Laws) until the next Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified. The five candidates receiving the highest number of votes cast at the Annual Meeting will be elected.

         If any nominee listed below should become unavailable as a candidate for any reason, which management does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting or, if no substitute is selected by the Board of Directors, for a motion to reduce the number of directors to the number of nominees available. The information concerning the nominees has been furnished by them to the Company. Each nominee has consented to being named a nominee for director and has agreed to serve if elected. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FIVE PERSONS NOMINATED TO THE BOARD OF DIRECTORS.

         The following table sets forth certain information concerning the nominees, all but one of whom are presently directors of the Company.

                                        DIRECTOR
          NAME, AGE                      SINCE                          POSITION
          ---------                      -----                          --------
William A. Teitelbaum, 47                1986             Chairman, Chief Executive Officer and Director
Larry K. Mundorf, 49                        -             President and Chief Operating Officer
Theresa Carlise, 38                      1993             Senior Vice President, Chief Financial Officer and Director
Samuel S. Zacharias, 54                  1993             Director
Irwin B. Goldstein, 68                   1993             Director

         Mr. Teitelbaum has served as Chairman of the Company since 1986 and has served as President and Chief Executive Officer since 1991. In January of 1997 Mr. Teitelbaum resigned as President in order to recognize the contribution to the Company of Mr. Mundorf. Mr. Teitelbaum retains his position as Chairman and Chief Executive Officer. He also served as Vice President and Treasurer from 1986 to 1991. From 1980 to 1985, he was a partner of Bear Stearns & Co. In addition, since 1985 Mr. Teitelbaum has been the sole shareholder and Chairman of Remsen Partners, Ltd., a New York investment firm.

         Mr. Mundorf joined the Company in January of 1996 as Executive Vice President and Chief Operating Officer. In January of 1997, the Board of Directors appointed Mr. Mundorf President. Mr. Mundorf spent 23 years with Camelot Music, Inc. rising through the ranks to Senior Vice President of Operations and Director. In 1991, he joined manufacturer Alpha Enterprises, located in Canton, Ohio, a supplier to the music and video industry, as Vice President of Marketing until 1995.

         Ms. Carlise joined the Company in July 1986 as a financial systems consultant in connection with the establishment of an automated accounting system and subsequently became Controller of the Company in 1987. She served as Vice President of Finance of the Company from April 1990 to April 1993, when she became Senior Vice President, Chief Financial Officer and a director.

         Mr. Zacharias has been President and a senior partner of Gateway Financial Group, Inc., an insurance consulting and merchant banking firm, since 1983. Mr. Zacharias also has served as President and a director of Realsearch International, Ltd., an investment banking firm, since 1979. Mr. Zacharias has served as a director of the Company since January 1993.

         Mr. Goldstein was Senior Vice President--Credit for Warner Elektra Atlantic Corp. from 1985 until his retirement in 1992. From 1977 to 1985, Mr. Goldstein served in various positions at Warner Elektra Atlantic Corp., including Vice President and Director of Credit. Mr. Goldstein has served as a director of the Company since September 1993.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         In Fiscal Year 1997, the Board of Directors met twice and also acted on seven occasions by unanimous written consent. In Fiscal Year 1997, none of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board upon which such director served.

         The Board of Directors of the Company has established an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, comprised of Messrs. Goldstein and Zacharias, oversees actions taken by the Company's independent auditors and reviews the Company's internal controls. The Compensation and Stock Option Committee, comprised of Mr. Zacharias, reviews the compensation of the Company's officers and administers the Company's 1993 Stock Option Plan and 1993 Non-Employee Director Stock Option Plan. The Audit Committee met twice in Fiscal Year 1997. The Compensation Committee met once and acted on two occasions by unanimous written consent in Fiscal Year 1997.

         Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation and Stock Option Committee consists of Mr. Zacharias. During Fiscal Year 1997, no executive officer served on a compensation committee (or other board committee performing equivalent functions) or board of directors of an entity related to any member of the Board of Directors.

         Cash Compensation. Directors who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Directors or meetings of committees of the Board. Non-employee directors of the Company receive as compensation for their services to the Company, in addition to reimbursement for out-of-pocket expenses in connection with attending Board meetings, an annual fee of $5,000 payable in quarterly installments and a meeting fee of $1,000 for each regularly scheduled meeting day and $500 for any committee meeting attended.

         Director Stock Option Plan. Each non-employee director receives, upon his initial election to the Board of Directors, pursuant to the Company's 1993 Non-Employee Director Stock Option Plan (the "Directors Plan"), options to purchase 5,000 shares of Common Stock. Options to purchase up to 15,000 shares of Common Stock may be granted under the Directors Plan. Each option vests over a five-year period with one-fifth of the option shares vesting on each of the first through fifth anniversaries of the date of the grant. The exercise price of options granted under the Directors Plan is the fair market value (as determined pursuant to the Directors Plan) of the Common Stock on the date of grant of the option (except that, in the case of the initial grant of options in fiscal 1994, the exercise price is $7.50 per share).

         As of March 29, 1997, the two non-employee directors of the Company had received options to purchase a total of 10,000 shares. Such options had no aggregate value as measured by the differences between the closing price of the Common Stock on the NASDAQ National Market System as of March 29, 1997 ($1.50 per share) and the exercise price of the options ($7.50 per share).

         Compliance with Section 16(a) of the Securities Exchange Act of 1934.
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. These persons are required to furnish the Company with copies of all Section 16(a) reports they file.

         The Company believes that all such filing requirements applicable to its directors and executive officers were complied with in Fiscal Year 1997.

                                  COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information regarding the annual and long-term compensation paid by the Company during Fiscal Years 1997, 1996 and 1995 to the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Senior Vice President and Chief Financial Officer of the Company. There was no other executive officer of the Company whose total annual compensation during Fiscal Year 1997 was at least $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                      ANNUAL          ---------------
                                    FISCAL         COMPENSATION           OPTIONS                ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR           SALARY ($)        (NO. OF SHARES)        COMPENSATION ($)
---------------------------          ----           ----------        ---------------        ----------------
William A. Teitelbaum                1997            $225,000                0                  $ 7,847 (2)
Chairman, Chief Executive            1996            $225,000                0                  $ 4,760 (2)
Officer and Director                 1995            $225,000                0                  $ 4,190 (2)

Larry K. Mundorf                     1997            $150,000             12,000                $20,452 (3)
President and                        1996 (1)        $ 37,499                0                  $ 5,780 (3)
Chief Operating Officer

Theresa Carlise                      1997            $100,000              5,000                $11,212 (4)
Senior Vice President, Chief         1996            $ 93,776             10,000                $10,754 (4)
Financial Officer and Director       1995            $ 88,000                0                  $10,441 (4)

------------

(1) Mr. Mundorf joined the Company in January, 1996.

(2) Includes $1,867, $420 and $0 for Fiscal Years 1997, 1996 and 1995,
    respectively, representing the Company's contribution to its 401(k) retirement savings plan on behalf of Mr. Teitelbaum, and $5,980, $4,340 and $4,190 for such years representing premiums paid for by the Company for insurance, medical benefits and other personal benefits.

(3) Represents premiums paid for by the Company for insurance, medical benefits and other personal benefits.

(4) Includes $922, $209 and $0 for Fiscal Years 1997, 1996 and 1995, respectively, representing the Company's contribution to its 401(k) retirement savings plan on behalf of Ms. Carlise, and $10,290, $10,545 and $10,441 for such years representing premiums paid for by the Company for insurance, medical benefits and other personal benefits.

OPTIONS

The following table sets forth as to the persons named in the Summary Compensation Table information with respect to (i) the number of shares received upon the exercise of options during Fiscal Year 1997, (ii) the aggregate dollar value realized upon exercise, (iii) the total number of shares underlying unexercised options held at the end of Fiscal Year 1997 and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of Fiscal Year 1997.

                      OPTION EXERCISES IN FISCAL YEAR 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                           Number of Securities
                                                        Underlying Unexercised
                                                                Options                       Value of Unexercised
                           Shares                             at Fiscal                      In-the-Money Options
                         Acquired on      Value                Year-End (#)                   at Fiscal Year-End($)
         Name           Exercise (#)   Realized ($)    (Exercisable/Unexercisable)       (Exercisable/Unexercisable)
         ----           ------------   ------------    ---------------------------       ---------------------------
William A. Teitelbaum        -              -                     0/0 (1)                              -
Chairman, Chief
Executive Officer
and Director

Larry K. Mundorf             -              -                    0/12,000                              $0/$0 (2)
President and Chief
Operating Officer

Theresa Carlise              -              -                  2,000/13,000                            $0/$0 (2)
Senior Vice President
Chief Financial Officer
and Director

(1) On December 18, 1996, William A. Teitelbaum canceled his right to purchase a total of 200,000 shares at an exercise price of $.10 per share.

(2) As of March 29, 1997, the options previously granted to Mr. Mundorf and Ms. Carlise had an exercise price higher than the fair market price of the shares on such date. Consequently, the options are not considered "in-the-money" for purposes of this chart.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 10 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

         The Compensation Committee of the Board of Directors of National Record Mart, Inc. (the "Company") is responsible for establishing the policies and programs which determine the compensation of the Company's Chief Executive Officer (subject to pre-existing contractual relationships) and other executive officers. The Committee reviews with the Board, in detail, all aspects of compensation for such officers. The Committee is also responsible for administering and granting stock options pursuant to the Company's 1993 Stock Option Plan. No member of the Committee is a former or current officer or employee of the Company.

         In performing its duties, the Committee focuses primarily on the following principles and objectives:

         (i) to provide compensation opportunities that can assist in attracting and retaining highly qualified individuals;

         (ii) to motivate executives by providing an opportunity for growth over the course of their careers; and

         (iii) to link total compensation both to the individual's performance and to the Company's profitability.

The Company's compensation program consists principally of base salaries, bonuses, stock options and other benefits.

         Base Salaries and Bonuses. Except as discussed below, the base salaries and bonuses of the executive officers for each fiscal year are established by the Board of Directors upon recommendation of the Committee. Base salary is determined at the beginning of each fiscal year, and bonuses, if any, are awarded after the financial results for the fiscal year have become available.

         Base salary depends primarily on the office and responsibilities of the executive officer and is reviewed annually. Increases are normally affected by the Company's financial performance. As to determining bonuses, financial results for the fiscal year in question are a primary consideration, but other factors have significance as well, including the individual performance of each officer.

         The base salary of the Company's Chief Executive Officer for Fiscal Year 1997 was specified under his employment agreement with the Company, entered into prior to the Company's initial public offering of its Common Stock, and approved by the Company's Board of Directors at that time. See "Certain Relationships and Related Transactions -- Employment Agreements."

         Under the terms of his employment agreement, the Company's Chief Executive Officer is entitled to bonus compensation in an amount equal to 4% of the increase (if any) in the Company's "pre-tax operating income" over the prior year. No such bonus was paid in Fiscal Years 1997, 1996 or 1995.

         Stock Options. Stock options are granted by the Committee pursuant to the Company's 1993 Stock Option Plan and are the principal form of long-term compensation presently received by the Company's executive officers. The Committee views stock options as particularly beneficial long-term incentives because such options strengthen the tie between the interests of the executives with those of the stockholders. The decisions of the Committee with respect to stock options are based upon each individual's job level and performance.

         Other Benefits. The Company provides certain perquisites and other personal benefits to certain of its employees including its executive officers, which perquisites and other benefits in the aggregate are not significant.

                                                    Respectfully submitted,

                                                    Compensation Committee
                                                    /s/  Samuel S. Zacharias
                                                    June 20, 1997

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Teitelbaum Loans. William A. Teitelbaum, Chairman and President of the Company, is the sole shareholder and Chairman of Remsen Partners, Ltd., an investment firm ("Remsen"). As of March 29, 1997, Mr. Teitelbaum and Remsen were indebted to the Company for approximately $370,725, of which $96,000 was repaid by Mr. Teitelbaum during the fiscal year. A portion of the indebtedness relates to an amount pursuant to a loan made to Mr. Teitelbaum, accompanied by a note bearing interest at prime plus 1 1/2%. Another substantial portion of the obligations arises from the health insurance plans for the Company and Remsen being carried on one policy; the Company pays the premiums under such policy, and Remsen reimburses the Company, with any past due payments carrying an interest rate of prime plus 1 1/2%. The indebtedness also includes an obligation arising from the Internal Revenue Service's recent reclassification of certain income of the Company. The largest amount of indebtedness of Mr. Teitelbaum and an affiliate to the Company outstanding during Fiscal Year 1997 was approximately $396,163.

         Employment Agreements. William A. Teitelbaum has an employment agreement with the Company for an initial term of five years commencing on April 1, 1993. Such term is automatically renewed for the third calendar year thereafter on April 1, 1996 and each anniversary of such date unless either party elects to terminate such automatic renewal. The agreement provides for an annual base salary of $225,000 commencing on June 27, 1993, with annual cost of living increases or other merit increases approved by the Board of Directors plus a bonus equal to four percent of the increase in the Company's pre-tax operating income from the prior fiscal year, subject to a maximum bonus equal to the base salary. Pursuant to the agreement, the Company has purchased $5.0 million of life insurance for which Mr. Teitelbaum may designate the beneficiary. The agreement prohibits Mr. Teitelbaum from competing with the Company during his employment and for a period equal to the greater of (i) two years after his termination for proper cause or (ii) the period of time during which he is receiving payments from the Company pursuant to the agreement. The agreement requires the Company to pay Mr. Teitelbaum an amount equal to 2.99 times his "base amount" (as defined by the Internal Revenue Code) if, following a change in control of the Company, the agreement is terminated by the Company or, if the Company achieves certain minimum shareholder investment returns, by Mr. Teitelbaum. Under his employment agreement, Mr. Teitelbaum is entitled to fringe benefits including vacation and health insurance pursuant to the compensation policies and practices of the Company, as well as an automobile and reimbursement for expenses reasonably incurred by Mr. Teitelbaum in connection with the performance of his services to the Company. Mr. Teitelbaum is also entitled to such supplementary retirement benefits, if any, as may be provided by any plan or plans hereafter established by the Company. The agreement provides that Mr.

Teitelbaum will devote a substantial majority of his working time as a full-time officer of the Company, although it permits him to engage in non-competitive business activities.

         In addition, Theresa Carlise has an employment agreement with the Company for an initial term of three years commencing on January 1, 1996. Such term may be automatically renewed on December 31, 1997 for three additional years. The agreement provides for an annual base salary of $100,000, with annual cost of living increases and such merit increases as the Chief Executive Officer may deem appropriate. Pursuant to the agreement, Ms. Carlise is also eligible for such bonus compensation as the Board of Directors of the Company determines to be appropriate and is entitled to vacation, retirement benefits and other fringe benefits. The agreement prohibits Ms. Carlise from competing with the Company during her employment and for a one-year period following termination of her employment, unless she is terminated without proper cause or because of disability.

         The Company believes that each of the transactions and agreements above contains terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms' length basis.

STOCKHOLDER RETURN PERFORMANCE GRAPH

         The following graph compares the quarterly percentage change in cumulative total stockholder return on the Company's Common Stock during the period from August 5, 1993 (the date on which the Company's stock first traded on the NASDAQ National Market System) to March 29, 1997 with the quarterly cumulative total stockholder return during such period on stocks included in
(a) the NASDAQ Composite Index and (b) an index of peer issuers in the Company's industry (the "Peer Group Index") made up of the Company, Spec's Music, Inc., Trans World Entertainment Corp. and Musicland Stores Corp., weighted for marked capitalization as of the beginning of the period presented. The information presented in the graph assumes that $100 was invested on August 5, 1993 in the Company's stock, the NASDAQ Composite Index and the Peer Group Index and that all dividends were reinvested.

                          QUARTERLY CUMULATIVE RETURN


                   NRM         PEER GROUP       NASDAQ
                   ---         ----------       ------
Aug 93           $100.00        $100.00         $100.00
Dec 93            $97.44        $142.15         $105.00
Mar 94            $73.32        $122.30         $100.60
Jun 94            $53.32         $97.73          $95.92
Sep 94            $66.65         $94.63         $103.86
Dec 94            $46.66         $65.25         $102.66
Mar 95            $34.99         $57.63         $112.13
Jun 95            $31.66         $57.99         $130.33
Sep 95            $36.66         $51.18         $146.01
Dec 95            $12.70         $25.36         $147.74
Mar 96            $15.00         $26.40         $154.59
Jun 96            $31.66         $29.02         $167.28
Sep 96            $20.00         $19.30         $173.22
Dec 96            $16.66         $19.06         $181.71
Mar 97            $23.33         $23.04         $171.89


                                    AUDITORS

         The Board of Directors engaged Ernst & Young, independent public accountants, to audit the books and records of the Company for Fiscal Year 1997. Representatives of Ernst & Young are expected to be present at the Annual Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions. No principal accountant has been selected or is being recommended to security holders for election, approval or ratification for the current fiscal year. The Board of Directors has not yet determined which firm will provide the best service to the Company.

                            EXPENSES OF SOLICITATION

         The costs of this solicitation have been, or will be, borne by the Company. In addition to the use of the mails, proxies may be solicited by the Company's directors, officers and employees, without extra compensation, by personal interview, telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

                           ANNUAL REPORT ON FORM 10-K

         UPON WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 29, 1997. REQUESTS SHOULD BE DIRECTED TO LYNDA
J. HUFFMAN, 507 FOREST AVENUE, CARNEGIE,

PENNSYLVANIA 15106. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE.

                         STOCKHOLDER PROPOSALS FOR 1998

         In order for any stockholder proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Annual Meeting of Stockholders to be held in 1998, the same must be received by the Company at its principal executive offices no later than April 15, 1998.

                                        By Order of the Board of Directors,

                                             /s/ Lynda J. Huffman
                                             --------------------
                                             Lynda J. Huffman
                                                Secretary

                           NATIONAL RECORD MART, INC.
                  Proxy for the Annual Meeting of Stockholders
                      Solicited by the Board of Directors
 James H. Reed Building, 435 Sixth Avenue, 9th Floor, Pittsburgh, Pennsylvania
             Wednesday, September 17, 1997 - 9:30 a.m. (local time)

The undersigned stockholder of NATIONAL RECORD MART, INC. (the "Company") does hereby appoint William A. Teitelbaum and Theresa Carlise, or either of them acting individually, with full power of substitution as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company, to be held September 17, 1997 (the "Annual Meeting"), and at all adjournments thereof, all the Shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

THE UNDERSIGNED SHAREHOLDER HEREBY ALSO REVOKES ALL PREVIOUS PROXIES FOR THE ANNUAL MEETING, ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT BOTH DATED AUGUST 13, 1997, AND OF THE ANNUAL REPORT TO STOCKHOLDERS OF 1997.

YOU ARE URGED TO PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" ITEM 1.

               (continued, and to be signed on the reverse side)


                              FOLD AND DETACH HERE
                                                    your votes as
                                                    indicated in       X
                                                    this example

ITEM 1 - Election of the following five Directors: William A. Teitelbaum, Larry
K. Mundorf, Theresa Carlise, Samuel S. Zacharias and Irwin B. Goldstein. A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.

    FOR ALL             WITHHOLD           (To withhold authority to vote for one or more nominees, print
    Nominees            AUTHORITY          such nominee's or nominees' name(s) on the line below).
(except as shown     to Vote for All
  to the right          Nominees

     [   ]               [   ]             ---------------------------------------------------------------


                                                          Please date and sign exactly as your name appears
                                                          hereon and return in the enclosed envelope. If acting
                                                          as attorney, executor, administrator, guardian or
                                                          trustee, please so indicate with your full title when
                                                          signing. If a corporation, please sign in full corporate
                                                          name, by duly authorized officer. If shares are held
                                                          jointly, each stockholder named should sign.

                                                          Date:                                         , 1997
                                                                ----------------------------------------


                                                          ----------------------------------------------------
                                                          Signature

                                                          ----------------------------------------------------
                                                          Signature

                                                          NOTE: Please sign as name appears hereon. Joint owners
                                                          should each sign. When signing as attorney, executor,
                                                          administrator, trustee or guardian, please give full
                                                          title as such.



                              FOLD AND DETACH HERE